UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by Registrant	✓

Filed by Party other than Registrant	✓

Check the appropriate box:

	Preliminary Proxy Statement	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

✓	Definitive Proxy Statement	Definitive Additional Materials

Soliciting Materials Pursuant to §240.14a-12

THERMODYNETICS, INC.

(Name of Registrant as Specified In Its Charter)

____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

✓	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

__________________________________________________

THERMODYNETICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

__________________________________________________

October 27, 2009

The Annual Meeting of Stockholders of Thermodynetics, Inc. (the "Company") for the fiscal year ended March 31, 2009 will be held at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 on Tuesday, October 27, 2009 at 9:30 A.M. (EST) for the purpose of considering and acting upon the following matters:

1.

Election of four (4) directors (Proposal One).

2.

Such other business as may properly come before the meeting or any adjournments thereof.

Pursuant to the provisions of the By-Laws, the Board of Directors has fixed the close of business on September 4, 2009 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting or any adjournment thereof.

Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying postage-paid envelope.  A prompt response will avoid the cost to the Company of additional mailings of proxy solicitations.

By Order of the Board of Directors

Thermodynetics, Inc.

Robert A. Lerman
President & CEO

September 23, 2009

Windsor, Connecticut 06095

PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.  THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

_________________________

THERMODYNETICS, INC.

PROXY STATEMENT

__________________________

This Proxy Statement is first being mailed to Stockholders on or about September 23, 2009 in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Stockholders of Thermodynetics, Inc., a Nevada corporation (the "Company"), to be held on Tuesday, October 27, 2009 at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 at 9:30 A.M. (EST), and any adjournments thereof.

Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders, a form of Proxy for such meeting and the Company's Annual Report for the fiscal year ended March 31, 2009 (“FY-2009”) including financial statements with respect to such year.  All proxies which are signed, dated and returned to the Company in time will be voted in accordance with the instructions thereon.  Such proxies may be revoked by any stockholder prior to the exercise thereof and stockholders who are present at the meeting may withdraw their proxies and vote in person if they so desire.  The Board of Directors has fixed the close of business on September 4, 2009 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the meeting or any adjournment thereof.  If no selections are made, the proxies will be voted FOR the candidates nominated by the Board of Directors.

The expense of preparing, assembling, printing and mailing the form of proxy and the material used in solicitation of proxies will be borne by the Company.  In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no additional compensation therefore) to solicit proxies personally, and by telephone and other communication mediums.  The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and may reimburse such persons for their services in doing so.

Vote Required, Principal Stockholders and Stockholdings of Management - The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting.

As of the record date, the Company had 4,600,306 shares of its Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

If a quorum is present, the four (4) nominees for Director receiving the largest number of votes cast at the meeting will be elected (Proposal One).

An abstaining vote counts towards establishing a quorum, but its effect on the actual vote counts differs depending on the subject matter of the vote.  A broker non-vote counts towards establishing a quorum.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.  In the proposal for the election of directors, abstaining votes and similarly broker non-votes are not counted in the tabulation of the voting results and therefore do not affect the outcome of the vote.

The holders of shares of Common Stock of the Company do not have cumulative voting rights which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

Holders of an aggregate of 4,600,306 shares of the Company's Common Stock are entitled to notice of and to vote at the Annual Meeting of Stockholders.  The Company's four (4) officers and directors have the right to vote an aggregate 2,425,682 shares representing fifty-two and seven-tenths (52.7%) percent, of all shares which are outstanding and entitled to be voted.  The Company's officers and directors have individually stated their intentions to vote such shares FOR Proposal One.

ACTIONS TO BE TAKEN AT THE MEETING

ELECTION OF DIRECTORS

(Proposal One)

This proposal before the stockholders at the Annual Meeting is the election of four (4) directors to the Company’s Board of Directors.  Directors hold office for a term of one year and each shall serve until his successor is elected and is qualified.  The shares represented by proxies will be voted in favor of the election of the nominees named below as directors unless authority to vote for the election of directors is specifically withheld.  The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director.  However, should any of them become unwilling or unable to serve as a director, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE NOMINEES.

Nominees for Election as Directors

Nominee	Born	Position	Officer or Director Since

John F. Ferraro	1934	Chairman of the Board, Treasurer, Chief Financial Officer, and Secretary	1979
Robert A. Lerman	1935	President, Chief Executive Officer and Director	1979
John J. Hughes	1926	Director	2003
Fred H. Samuelson	1931	Director	2003

Principal Occupations of Directors and Nominees During the Past Five Years

John F. Ferraro holds the degree of Bachelor of Science in Industrial Engineering, New York University (1962).  In 1979, Mr. Ferraro was elected Secretary and a Director of the Company.  In 2006 as a part of the reorganization in connection with the London IPO and stock sale, Mr. Ferraro was elected Treasurer and Chief Financial Officer of the Company.  Since 1981, Mr. Ferraro has been Chairman of the Board of the Company.  Mr. Ferraro was appointed a Director of Initio, Inc. in 2003.  See Item 13 “Certain Relationships”.

Robert A. Lerman holds the degrees of Bachelor of Mechanical Engineering, College of the City of New York (1957), Master of Science in Mathematics, Adelphi College (1961), and Master of Science in Electrical Engineering, University of Connecticut (1964).  In 1979, Mr. Lerman was elected Treasurer and a Director, in 1980 President of the Company and was appointed Chief Executive Officer in 2002.  Mr. Lerman co-authored the text book, Nonlinear Systems Dynamics, which was published in 1992 by Van Nostrand Reinhold, New York, New York.  In 1998 Mr. Lerman became a Director of Bio Minerals n.v.  Mr. Lerman was appointed in June 2008 as Chairman and a director of Tower Acquisitions Limited.  Mr. Lerman was appointed in February 2009 as president, CEO and a director of Tower Structures, Inc.  Mr. Lerman also serves as a consultant to other companies, none of which are competitive with the Company.  See Item 13 “Certain Relationships”.

John J. Hughes was appointed a Director of the Company in 2003.  Mr. Hughes was the founder and served from 1970 through 1990 as the president and chief executive officer of East Windsor Metal Fabricating Inc.; Mr. Hughes continues to provide services on a consulting basis to that company.

Fred H. Samuelson was appointed a Director of the Company in 2003.  Mr. Samuelson holds the degree of Bachelor of Science of Mechanical Engineering, University of Connecticut (1954); and completed a portion of the masters’ curriculum.  Mr. Samuelson was the founder and served from 1982 through 2001 as the president of Samuelson Engineering Inc., a cutting tools supplier and mechanical components design consultant.

Corporate Governance:  Board and Committees

Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee (the “Governance Committee”) consists of the two (2) independent Directors, Messrs. John J. Hughes and Fred H. Samuelson.  The Governance Committee Charter requires that the Governance Committee consist of at least three members; due to the fact there are only two independent Directors, the Committee determined it to be in the best interests of the Company to operate with less than the mandated number of members until a third independent person or director can be selected and added.  The principal responsibilities of the Governance Committee are (i) to make recommendations regarding the size and composition of the Board, (ii) to establish and recommend to the Board criteria for the selection of new directors to serve on the Board membership and identify individuals qualified to become Board members consistent with the criteria approved by the Board, (iii) select the director nominees for the next annual meeting, and (iv) to develop and recommend corporate governance principles.  The Governance Committee held no meetings during the fiscal year ended March 31, 2009.  The Governance Committee has not considered new nominees to the Board of Directors.

The principles for seeking new nominees or filling vacancies on the Board are outlined in the Governance Committee’s Charter which is located on the Company's web site at www.Thermodynetics.com under Investor Relations.

While the Board of Directors has delegated the selection and initial evaluation of potential directors to the Nominating/Corporate Governance Committee, the Board retains final approval of all nominations.  The Charter provides that the Governance Committee will generally select people who are independent and diverse in a broad sense, that is, people with a variety of backgrounds, experiences, cultures and skills who will bring individual talents or contribute to the needs of the Board and the Company.  Further, candidates would be those able to work in a collaborative and collegial fashion with other directors and senior management, in a manner consistent with the current operating practices of the Board.

The Governance Committee does not have a policy with regard to the consideration of any director candidates recommended by security holders.  The Governance Committee believes it is appropriate for the Company not to have such a policy because, historically, no shareholder nominations of outside directors have been proffered.

Compensation Committee.  The Compensation Committee consists of the two (2) independent Directors, Messrs. John J. Hughes and Fred H. Samuelson.  The Compensation Committee Charter requires that the Compensation Committee consist of at least three members; due to the fact there are only two independent Directors, the Committee determined it to be in the best interests of the Company to operate with less than the mandated number of members until a third independent person or director can be selected and added.  The principal responsibilities of the Compensation Committee are (i) review CEO compensation, evaluate the CEO’s performance, and approve the CEO’s compensation level based on this evaluation; (ii) periodically review the compensation systems that are in place for employees of the Company in order to ensure there is internal and external equity in the compensation of all employees, including incentive-compensation plans and equity-based plans, (iii) annually review and approve and recommend to the Board of Directors for its approval, for the CEO (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits, (iv) review and reassess the adequacy of the Compensation Committee Charter periodically and recommend any proposed changes to the Governance Committee for its approval, (v) annually review its own performance and present the evaluation findings to the Board, (vi) fix and determine awards to employees of stock or stock options pursuant to the Company’s Equity Incentive Plan(s) now or from time to time in effect and exercise such power and authority as may be permitted or required by such plans, and (vii) producing an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations.  The Compensation Committee Charter gives the Compensation Committee authority to retain any compensation consultant to assist it in the evaluation of director, CEO or senior executive compensation, but it has not retained such a consultant in the fiscal year ended March 31, 2009.  The Compensation Committee’s Charter is located on the Company's web site at www.Thermodynetics.com under Investor Relations.  The Compensation Committee held one (1) meeting during fiscal year ended March 31, 2009.

Audit Committee.  The Audit Committee consists of Messrs. John J. Hughes, and Fred H. Samuelson.  The Audit Committee Charter requires that the Audit Committee consist of at least three members; due to the fact there are only two independent Directors, the Audit Committee determined it to be in the best interests of the Company to operate with less than the mandated number of members until a third independent person or director can be selected and added.  The Audit Committee has the responsibility to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company so that the Company's financial statements reflect fairly the financial condition and operating results of the Company.  The Audit Committee is to (i) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system, (ii) review and appraise the audit efforts of the Company's independent accountants, (iii) review and confirm the Company’s financial statements contained in filings with the United States Securities and Exchange Commission (the “Commission”), (iv) review and confirm matters relating to the examination of the Company by its independent auditors, (v) review the use and security of the Company’s liquid assets through the review of the Treasurer’s function, (vi) reassess its Charter annually and recommend any proposed changes to the Board for approval, and (vii) recommend the appointment of independent accountants to the Board of Directors for its consideration and approval.  The responsibilities of the Audit Committee are outlined in a written charter, which is on the Company’s website at www.Thermodynetics.com under Investor Relations.  The Audit Committee held four (4) meetings during the fiscal year ended March 31, 2009.

During the fiscal year the Company did not have an “Audit Committee Financial Expert” serving on the Audit Committee because neither of the Audit Committee members qualified as such under the rules of the Commission.  Since 2005, Mr. David S. Federman has served as a financial expert advisor to the Audit Committee.  Mr. Federman is a certified public accountant and is senior partner of the accounting firm of Federman, Lalley & Remis located in Farmington, Connecticut.  Mr. Federman has experience in financial and tax matters.  Mr. Federman is independent and meets the requirements to qualify as an Audit Committee Financial Expert; however, Mr. Federman serves as an advisor to, but is not a member of, the Audit Committee.

Director Independence.

The Board has determined that Messrs. John J. Hughes and Fred H. Samuelson are independent directors of the Company.  In making this determination, the Board used the criteria in the applicable NASDAQ rules to determine their independence.  Messrs. Hughes and Samuelson are members of the Company’s Audit, Compensation and Governance Committees and under the criteria of the applicable NASDAQ rules are also independent members of such Committees.  In determining their independence, the Board of Directors did not consider any transaction, relationship or arrangement under the independence definition of the NASDAQ rules.

Attendance at Meetings

During FY-2009, the Board of Directors held eight (8) meetings.  All members of the Board of Directors in FY-2009 attended all of the meetings of the Board of Directors and the Committees of which they were members.

Directors are expected to attend the Annual Meeting of Stockholders.  However, the Board of Directors recognizes that circumstances may occasionally preclude attendance by all directors.  All of the Company’s directors attended the Company’s previous year's annual meeting.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  The Audit Committee members are not professional accountants or auditors; no member of the Audit Committee is a financial expert.  The Audit Committee certifies that the independent auditor is “independent” under applicable rules.  Their functions are not intended to duplicate or to certify the activities of management and the independent auditor.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for the audit.  The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2009, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee and its financial expert advisor reviewed and discussed with the independent auditors, who are primarily responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of the Company’s accounting principles and such other matters as are required to be discussed with the independent auditors under the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.  The Audit Committee and its financial expert advisor have discussed with the independent auditors their independence from management and the Company (including the matters in the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 as adopted by the PCAOB) and considered the compatibility of non-audit services with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2009 for filing with the Commission.  The Audit Committee had recommended, and the Board of Directors approved, prior to fiscal year end, the selection of Mahoney Sabol & Co., LLP as the Company’s independent auditors for FY-2009.

Submitted by the following Members of the Audit Committee on September 15th, 2009:

Audit Committee:  John J. Hughes, and Fred H. Samuelson

Communication with Directors

Stockholders wishing to communicate with the non-management directors of the Company should send their correspondence to: Board of Directors, Thermodynetics, Inc., 651 Day Hill Road, Windsor, CT 06095. Stockholders may also communicate with individual Board members at the same address.

Stock Ownership of Directors, Officers and 5% Beneficial Owners

The following table sets forth, to the knowledge of the Company, as of September 4, 2009, the number of shares of the Company's Common Stock beneficially owned by each beneficial owner of more than 5% of such Common Stock, by each director of the Company, by each officer of the Company and of Turbotec Products, Inc. (“Turbotec”) named in the Summary Compensation Table and by all officers and directors of the Company and Turbotec as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class Owned

THERMODYNETICS (1) Directors and Officers

Robert A. Lerman	1,442,280	shs (2)	31.4%
John F. Ferraro	991,866	shs (3)	21.6%
John J. Hughes	28,500	shs	0.6%
Fred H. Samuelson	28,500	shs	0.6%

TURBOTEC PRODUCTS (4) Officers

Sunil Raina	10,315	shs (5)(7)	0.2%
Robert I. Lieberman	52,160	shs (6)(7)	1.1%

THERMODYNETICS & TURBOTEC Directors and Officers

All above listed officers and directors as a group (six persons)	2,553,621	shs	55.5%

Other 5% Shareholders
Turbotec Products, Inc. 401(k) Retirement Savings Plan (“TRBO 401(k) Plan”)	298,156	shs	6.5%

———————

(1)

The address of all officers and directors of the Company is c/o Thermodynetics, Inc., 651 Day Hill Road, Windsor, CT 06095.

(2)

Includes 77,286 shares held for Mr. Lerman in trust under the TDYT 401(k) Plan; includes 48,905 shares held by the spouse of Mr. Lerman; excludes 135,793 shares held in trust by the trustees, including Mr. Lerman, of the TDYT 401(k) Plan for all of the participating employees.  Mr. Lerman instituted a Rule 10b5-1 sales plan in 2006, and 66,500 shares remain subject to such plan.

(3)

Includes 41,929 shares held for Mr. Ferraro in trust under the TDYT 401(k) Plan; excludes 135,793 shares held in trust by the trustees, including Mr. Ferraro, of the TDYT 401(k) Plan for all of the participating employees.

(4)

The address of all officers and directors of Turbotec is c/o Turbotec Products, Inc., 651 Day Hill Road, Windsor, CT 06095.  Turbotec is a wholly-owned subsidiary of Turbotec Products, Plc (“PLC”), a majority-owned subsidiary of the Company. The address of all officers and directors of the PLC is The Registry, 34 Beckenham Road, Beckenham, Kent, United Kingdom BR3 4TU.

(5)

Excludes 43,052 shares held for Mr. Raina in trust under the TRBO 401(k) Plan.

(6)

Excludes 3,388 shares held for Mr. Lieberman in trust under the TRBO 401(k) Plan.

(7)

Excludes 298,156 shares held in trust by the trustees, including Messrs. Raina and Lieberman, of the TRBO 401(k) Plan for all of the participating employees.

Remuneration of Executive Officers and Directors

The Company’s compensation philosophy is to provide employees and management with a competitive compensation packages and the opportunity for outstanding performers to earn higher levels of compensation over the long-term when justified by performance.  The key objectives of our executive compensation programs are to attract, motivate and retain executives who drive our success and industry leadership.

The following table sets forth on an accrual basis for the most recently ended two fiscal years, the remuneration of each of the Company's and Turbotec Products’ executive officers whose remuneration exceeded $100,000.

SUMMARY COMPENSATION TABLE
Name & Principal Position	Year (1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Thermodynetics
Robert A. Lerman(1) President, CEO & Director	2009	276,553	0	0	0	0	0	6,087	282,640
	2008	267,289	100,000	0	0	0	0	18,047	385,336
John F. Ferraro (1) Chairman of the Board, Treasurer and CFO, Secretary & Director	2009	208,628	0	0	0	0	0	6,089	214,717
	2008	200,792	0	0	0	0	0	6,466	207,258
Turbotec
Sunil Raina (2) President & Director	2009	222,690	10,000	0	0	0	8,450	20,000	261,140
	2008	204,267	10,000	0	0	0	8,171	20,000	242,438
Robert I. Lieberman(3) Treasurer, CFO & Director	2009	187,356	3,000	0	0	0	7,197	20,000	217,553
	2008	179,555	3,000	0	0	0	7,182	20,000	209,737

———————

Notes:

(1)

See (1) in Narrative Disclosure to Summary Compensation Table.

(2)

See (2) in Narrative Disclosure to Summary Compensation Table.

(3)

See (3) in Narrative Disclosure to Summary Compensation Table.

Narrative Disclosure to Summary Compensation Table.

(1)

Messrs. Lerman and Ferraro each had previously entered into five-year employment contracts with the Company, which contracts were extended in 2009 through March 31st, 2014.  However, the Compensation Committee had requested, and Messrs. Ferraro and Lerman have agreed, to defer a portion of their respective salaries, and in consideration of such cash deferrals, the Compensation Committee recommended that a stock bonus award of 300,000 and 150,000 shares to those two officers, respectively, be issued; the stock bonuses were awarded on August 11, 2009.  Each employment contract provides for a basic annual salary for Mr. Ferraro and Mr. Lerman of $208,000 and $276,000, respectively, at April 1st, 2009 with an annual increase at April 1st of each year based on increases in the Consumer Price Index for all Urban Consumers for the New York, New Jersey, and Connecticut Region.  Each employment contract requires the Company to provide medical insurance coverage for the employee as well as $50,000 of group term insurance, and $65,000 annual expense reimbursement of additional insurance of each employee's selection.  In addition, each employment contract contains a provision providing that in the event of disability, the employee will receive disability payments equal to the annual salary of the employee for five years (with proportional reductions in the event of partial disability) and that the employee will receive $6,500 per year for tax planning services.  The contract may be terminated by the employee on 120 days prior written notice.  The contract may also be terminated by the Company in which event the employee will be paid termination compensation equal to each employee's then current salary for five years; in the event there is a change in control of the Company and the employee is terminated, the employee shall receive twice the amount of compensation as termination compensation which would otherwise be due.  Further, the employee may opt to terminate the employment contract and shall be paid a lump-sum equal to 12 months' basic salary.

(2)

Mr. Raina was elected managing director of the PLC, and President and a director of Turbotec Products in 2006.  Previously, Mr. Raina had been vice president and general manager of Turbotec Products since 1995.  Mr. Raina entered into a one-year contract with Turbotec Products on April 1, 2006, which contract was renewed most recently effective April 1, 2009 for an additional one-year term.  Compensation under such contract equals $230,000.  All compensation information for Mr. Raina for fiscal years 2009 and 2008 reflects compensation received as an employee of Turbotec.

(3)

Mr. Lieberman was elected finance director of the PLC and a director of Turbotec Products in 2006.  Previously, Mr. Lieberman had been Treasurer and Chief Financial Officer of the Company; he had held various financial management positions with the Company since 1986.  He entered into a one-year employment contract with Turbotec on April 1, 2006, which contract was most recently renewed effective April 1, 2009 for an additional one-year term.  Compensation under such contract equals $190,000.  All compensation information for Mr. Lieberman for fiscal years 2009 and 2008 reflect compensation received as an employee of Turbotec Products.

(4)

Remuneration – (i) For the fiscal year ending March 31, 2010, the Company anticipates paying aggregate direct remuneration (based on current salaries and anticipated bonuses) of approximately $500,000 to all officers as a group (two persons) of which Mr. Lerman will be paid approximately $300,000, and Mr. Ferraro will be paid approximately $200,000.  (ii) For the fiscal year ending March 31, 2010, Turbotec anticipates paying aggregate direct remuneration (based on current salaries and anticipated bonuses) of approximately $480,000 to all officers as a group (two persons) of which Mr. Raina will be paid approximately $260,000, Mr. Lieberman will be paid approximately $220,000.

Compensation of Directors

During the fiscal year ended March 31, 2009, compensation paid to the Company’s nonexecutive and nonemployee directors is shown in the following table.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thermodynetics
John J. Hughes (1)	$9,000	$3,600	0	0	0	0	$12,600
Fred H. Samuelson (1)	$9,000	$3,600	0	0	0	0	$12,600

———————

Note

(1)

Each director receives an annual retainer of $5,000, $500 for each Board meeting attended and $500 for each committee meeting attended.

Outstanding Equity Awards at Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Under- lying Unexer-cised Options (#) Unex-ercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thermodynetics
Robert A. Lerman	0	0	0	0	0	0	0	0	0
John F. Ferraro	0	0	0	0	0	0	0	0	0
Turbotec
Sunil Raina (1)	0	0	0	0	0	0	0	0	0
Robert I. Lieberman(1)	0	0	0	0	0	0	0	0	0

———————

Note

(1)

Does not include options granted or equity awards under any stock incentive plans of the PLC which plans issue securities of the PLC.  The PLC issued 260,000 options to Mr. Raina, 140,000 options to Mr. Lieberman, and 320,000 options to its three non-executive directors in FY-2009, all at exercise prices ranging from 71 to 72 pence per share which is approximately $1.14 per share.  The PLC did not issue any equity shares to Mr. Raina, Mr. Lieberman, or to its three non-executive directors in FY-2009.

Incentive Stock Option Plan

2002 Incentive Stock Option Plan - On October 22nd, 2002, the Company's stockholders approved the adoption of the Company's 2002 Incentive Stock Option Plan (the "2002 ISO Plan") reserving 100,000 shares (on a post-split basis) of the Company's Common Stock for issuance pursuant to incentive stock options (“ISOs”) qualified under the U.S. Internal Revenue Code of 1986.  All ISOs granted under the 2002 ISO Plan are at an exercise price at least equal to 100% of the fair market value of the Common Stock on the effective date of the grant of the ISO.

At March 31, 2009, no ISOs under the 2002 ISO Plan were outstanding.  No ISOs were granted or outstanding under the 2002 ISO Plan in the fiscal year ended March 31, 2009.  The 2002 ISO Plan will expire on July 31st, 2012.

Non-Qualified Stock Incentive Plan

2002 Non-Qualified Stock Incentive Plan - On October 22nd, 2002, the Company's stockholders approved the adoption of the Company's 2002 Non-Qualified Stock Incentive Plan ("2002 NQ Plan") reserving 100,000 shares (on a post-split basis) of the Company's Common Stock for issuance pursuant to the 2002 NQ Plan in the form of stock options, stock bonus, or stock appreciation rights ("SAR").  The purchase price for the exercise of shares subject to any option shall not be less than 33.33% of the fair market value ("FMV") of the shares of common stock of the Company on the effective date of the grant of the option and in no event shall be less than the par value of the common stock; the value of the shares subject to any stock bonus shall be equal in value to a fixed dollar amount and such value shall not be less than 33.33% of the FMV of the shares of common stock of the Company on the effective date of the grant of the stock bonus and in no event shall be less than the par value of the common stock; the value of an SAR award is equal to or less than (as the Board may determine) the excess of the FMV of one share of stock on the date of the exercise of the SAR less the FMV of one share of stock on the effective date of the grant of the SAR, the result of which is multiplied by the number of shares with respect to which the SAR shall have been exercised.

No awards were issued or outstanding under the 2002 NQ Plan in the fiscal year ended March 31, 2009.  The 2002 NQ Plan will expire on December 31, 2012.

401(k) Profit-Sharing Plans

The Company made a contribution of 25,000 shares of the Company’s common stock to the TDYT 401(k) Plan for each of the plan years ending December 31, 2007 and December 31, 2008.  The aggregate valuation of such shares for both years equals $12,500.  The assets of the TDYT 401(k) Plan are held in trust for the exclusive benefit of the participants by the trustees of the Plan, Messrs. Ferraro and Lerman.  The Company has not yet determined the amount of its contributions to the TDYT 401(k) Plan for the plan year ending December 31, 2009.

The TRBO 401(k) Plan was created in fiscal 2006.  The assets of the TRBO 401(k) Plan are held in trust in the TRBO plan for the TRBO employees for the exclusive benefit of such participants.  It is administered by the trustees of the Plan, Messrs. Raina and Lieberman.  In April, 2009, Turbotec Products eliminated the “safe harbor” matching cash contribution based on amounts contributed by employees.

Other Plans

The Company does not have any other pension or similar plan.  See (1), (2) and (3) under Narrative Disclosure to the Summary Compensation Table herein as to the Company's employment contracts with Messrs. Lerman and Ferraro, and Turbotec’s employment contracts with Messrs. Raina and Lieberman, which provide information regarding the terms of their compensation and disability and termination payment provisions.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during FY-2009 and through the date hereof, as well as Forms 5 and amendments thereto furnished to the Company with respect to FY-2009, by the directors, officers and ten percent beneficial owners of the Company, the Company is not aware that any report required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 by any such person was not filed or was not filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the officers and directors of the Company are currently engaged in businesses competitive to the business of the Company.  Since the beginning of the Company’s last fiscal year, the Company has not been engaged in any transaction in which any officer, director, person or entity with which they were affiliated, or beneficial holder of more than 5% of its outstanding voting securities, had a direct or indirect interest, except as presented below.

Transactions With Directors, Officers and Related Persons.

(i)

Tower Acquisitions.  Tower Acquisitions Limited (“TAL”) was incorporated in England in June 2008 primarily to acquire, finance and operate other businesses.  (i) Robert A. Lerman, the president, CEO and a director of the Company, in 2008 became Chairman and a director of TAL.  The Company, Mr. Lerman, and one UK individual (Irving Goldstein) were the original three founders of TAL, owning one-third each of its outstanding equity; each of the founders currently own approximately 18% of the outstanding equity of TAL.  The Company and each founder invested approximately $36,000 for its ownership stake in TAL; (ii) TAL acquired HenMar International from one of TAL’s founders, Irving Goldstein, and from Mark O’Callaghan, for a purchase price of £150,000 plus shares of stock of TAL resulting in the 3 founders and Mr. O’Callaghan each owning an equal amount of the outstanding shares.  Henmar previously assisted the Company in its 2006 stock placing of its Turbotec subsidiary on the London AIM market; and previously received 31,579 shares of common stock of the Company as compensation.  (iii) Kenneth B. Lerman, Esquire through his law firm provides legal services to the Company; he is the son of Robert A. Lerman.  Attorney Lerman acquired for $15,000 less than a 1% stake in the equity of TAL.

(ii)

Tower Structures, Inc.  Tower Structures, Inc. (“TSI”) is a modular building manufacturer and was incorporated in Connecticut in February 2009.  On February 20, 2009, the Company committed to loan, as a line of credit subject to certain conditions, up to $300,000 to finance the start-up and early operations of TSI.  The loan is secured by all of the assets of TSI, and by a total of 45% of the outstanding common shares of TSI which are pledged in favor of the Company by two principals of TSI.  The Company was also issued common stock in TSI comprising 6% of its outstanding capital stock.  TSI is seeking investment capital.

Robert A. Lerman, the president, CEO and a director of the Company, on February 20, 2009 became president, CEO and a director of TSI; he is being compensated by TSI at the rate of $5,000 per month.  He was issued common stock in TSI comprising 5% of its outstanding capital stock as a performance incentive.

The Company’s 6% share holding and Mr. Lerman’s 5% share holding are protected against dilution until completion of the financing.  In the event of a legal conflict between the Company and TSI, TSI has agreed that Mr. Lerman will resign as an officer and director of TSI, and Mr. Lerman will assist the Company in pursuing any legal remedies the Company may then have against TSI.  The Company will be paid a loan fee of $60,000 by TSI upon a further financing of TSI.  Mr. Lerman and one other individual, through a company owned and controlled by Mr. Lerman, had been receiving a combined $5,000 per month expense reimbursement and consulting fee from TSI prior to the loan; such fee has not been paid since February, 2009 but continues to accrue and is to be paid upon a further financing.

In the event Tower Acquisitions Limited or TAL, a second company affiliated with Mr. Lerman, arranges financing for TSI, TSI is to pay TAL a fee of 5% in cash and 5% in free trading stock of TSI, or a fee of 10% of the funds raised for TSI.  Tower Acquisitions Limited and TSI are not otherwise affiliated.

The Company does not have any formal policies and procedures for review, approval or ratification of related party transactions.  In the transactions reported above, the terms of the transactions with Mr. Lerman were on the same terms as with unrelated third parties who participated.  The Board of Directors approved the TAL and TSI transactions, as well as Mr. Lerman’s participation and compensation to him.

Information Concerning Independent Registered Public Accountants

The firm of Mahoney Sabol & Company, LLP, independent registered public accountants, 95 Glastonbury Boulevard, Glastonbury, Connecticut 06033, audited the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2009.  Mahoney Sabol & Company, LLP was first appointed to serve as the Company's independent registered public accountants on November 30, 2000.  Representatives of such firm are not expected to be present at the Annual Meeting of Stockholders.

Principal Accountant Fees and Services

Audit Fees –The aggregate fees billed for the professional audit services rendered by Mahoney Sabol & Co., LLP for the audit of the Company's annual financial statements for the years ended March 31, 2009 and 2008 equaled $70,000, and $92,000 respectively.

Audit-Related Fees –The aggregate fees billed for assurance and related services by Mahoney Sabol & Co., LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported above for the fiscal years ended March 31, 2009 and 2008 equaled $21,700, and $19,500, respectively.  The nature of such services were the quarterly reviews of the quarterly reports on Form 10-Q and an audit of the TDYT 401(k) Plan.

Tax Fees –The aggregate fees billed for tax compliance, tax advice and tax planning services by Mahoney Sabol & Co., LLP for the fiscal years ended March 31, 2009 and 2008 equaled $7,500, and $6,500, respectively.

All Other Fees – The aggregate fees billed for products and services provided by Mahoney Sabol & Co., LLP , other than as reported above, for the fiscal years ended March 31, 2009 and 2008 equaled $32,150, and $41,455, respectively.  Such services consisted of accounting services in connection with a tax audit and responses to Commission comment letters.

Auditor Independence  – The Audit Committee evaluated whether providing non-audit services by Mahoney Sabol & Co., LLP for the fiscal year ended March 31, 2009 is compatible with maintaining the principal accountant's independence, and concluded it is independent.

Policy on Audit Committee Pre-Approval of Services of Independent Auditors

Pre-Approval Policy – The Audit Committee has established policies and procedures regarding pre-approval of all services provided by our independent auditor.  The Audit Committee annually reviews and pre-approves all audit and permissible non-audit services provided by the independent auditors.  The non-audit services include audit-related services and tax services.  The Audit Committee’s policy is to pre-approve all services and fees for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees.  Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by our independent auditor.  In addition, the Audit Committee can be convened on a case-by-case basis to approve any services not anticipated or services whose costs exceed the pre-approved amounts.

During the last two fiscal years ended March 31, 2009 and 2008, 100% of all audit and permissible non-audit services were pre-approved by the Audit Committee.

Stockholder Proposals for Next Annual Meeting

Under current rules of the Commission, stockholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2009 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 651 Day Hill Road, Windsor, Connecticut 06095 on or before May 16, 2010.

Form 10-K Annual Report

A copy of the Company's Annual Report on Form 10-K for the year ended March 31, 2009 as filed with the Commission may be obtained by any stockholder entitled to vote at the October 27, 2009 Annual Meeting of Stockholders by addressing a written request to the Secretary, Thermodynetics, Inc., 651 Day Hill Road, Windsor, Connecticut 06095.

OTHER MATTERS

Management does not know of any other matters which are likely to be brought before the Meeting.  However, in the event that any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on said matters.

By Order of the Board of Directors

Thermodynetics, Inc.

Robert A. Lerman
President & CEO

Windsor, Connecticut 06095

September 23, 2009

Ü  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  Ü

------------------------------------------------------------------------------------------------------------------------------------------------

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY

THERMODYNETICS, INC.

Annual Meeting of Stockholders – October 27, 2009

The undersigned hereby appoints John F. Ferraro and Robert A. Lerman, or either of them acting in the absence of the other, as attorneys and proxies of the undersigned with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Thermodynetics, Inc., a Nevada corporation, to be held at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 at 9:30 A.M. (EST) on Tuesday, October 27, 2009 and at any adjournments thereof, and to vote all shares of stock of said Company standing in the name of the undersigned with all the powers which the undersigned would possess if personally present at such meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL.  THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE MEETING.  PLEASE SIGN AND RETURN THIS PROXY PROMPTLY.  No postage is required if returned in the enclosed envelope and mailed in the United States.

Thermodynetics, Inc.

Proxy Statement

Ü  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  Ü

------------------------------------------------------------------------------------------------------------------------------------------------------

	Please mark your vote like this:	X

1. To elect four (4) directors (Proposal One).
NOMINEES: John F. Ferraro John J. Hughes Robert A. Lerman Fred H. Samuelson FOR ALL ☐ AGAINST ALL ☐

2. OTHER MATTERS: The Board of Directors knows of no other matters that would be presented for consideration at the October 27, 2009 annual meeting.  If any other matters are properly brought before such meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their judgment on such matters.

FOR ALL, EXCEPT ☐ Against: ___________________	THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL.

COMPANY ID: PROXY NUMBER: . ACCOUNT NUMBER:

STOCKHOLDER:

Signature: ______________________       Signature if held jointly: ______________________      Date: ______________

Please sign exactly as name appears on this Proxy.  When shares are held by joint owners, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in the full partnership name by an authorized partner.  If a limited liability company, please sign in full name of limited liability company by a manager or authorized member.